Exhibit 4.1

PROMISSORY NOTE

$750,000.00	September 14, 2018
Denver, Colorado

For consideration received, Golden Developing Solutions, Inc., a Nevada corporation (“Holder”), agrees to pay to the order of Tyler Bartholomew, David Lindauer, Bill Anders and Brad Billman (collectively, “Holders”), the principal sum of Seven Hundred Fifty Dollars ($750,000.00), plus interest at a rate of three percent (3%) per annum or such other amount as adjusted below.

1.                   Payment Terms. Principal and accrued interest under this Promissory Note (this “Note”) shall be due and payable in three (3) equal and consecutive monthly payments on the 1st day of each respective month beginning on the 1st month immediately following the date of this Note. All payments due under this Note shall be made when due to Holders on a pro rata basis as set forth on Schedule 1 attached hereto. Maker may prepay the principal amount outstanding in whole or in part at any time without penalty or premium.

2.                   Default. Any default in the payment of principal or interest, or any failure by Maker to perform any of the obligations of Maker under this Note, shall constitute a default as to the entire amount of principal and interest then remaining unpaid, provided that Holders provide Maker with written notice of such default and/or failure and Makers fails to cure such default and/or failure within ten (10) days thereof. This Note shall further be in default in the event: (i) Maker breaches that certain Asset Purchase Agreement dated September 14, 2018 between Maker and Holders and fails to cure any such breach within any applicable cure period, or, if no such period is specified, within thirty (30) days thereof ; or (ii) Maker files for bankruptcy protection, makes an assignment of all of its assets for the benefit of his or its creditors, consents to the filing of an involuntary bankruptcy petition or fails to have any such involuntary bankruptcy petition dismissed within 120 days of filing. Upon the occurrence of any such default, this Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind. From and after the date of any such default, all principal then due hereunder shall thereafter accrue interest at a rate of fifteen percent (15%) per annum.

3.                   Acknowledgment. The loan represented by this Note is solely for commercial and business purposes and is not made in connection with a consumer transaction. The loan represented by this Note is not for personal, family, agricultural or household purposes. The loan represented by this Note is not a consumer loan within the meaning of the Uniform Consumer Credit Code (“UCCC”), and, accordingly, the UCCC shall not apply to this Note.

4.                   Governing Law. This Note is entered into in Denver, Colorado and shall be governed by the laws of the state of Colorado (without regard to its conflict of laws principles). Maker submits to the jurisdiction of the courts in and for Denver, Colorado.

5.                   Assignment. Neither Maker nor Holders may assign any of its rights or obligations under this Note except with the prior written consent of the other. Subject to the first sentence of this Section 5, this Note is binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives, and permitted assigns.

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6.                   Amendments. This Note may not be amended or modified except by an instrument in writing expressing such intention executed by Maker and Holders, which writing must be so firmly attached to this Note as to become a permanent part thereof.

7.                   Weekends/Holidays. If any payment hereunder is required to be made on any date which is a Saturday, Sunday or federal or Colorado bank holiday, such payment shall be made on the next succeeding day on which banks in Colorado are open for business with the same force and effect as if made on the date as originally required.

8.                   Usury. It is the intention of Maker and Holders to conform strictly to applicable usury laws. Accordingly, no provision of this Note or any agreement entered into in connection with or as security for this Note shall permit Holders to charge, receive, take, or reserve interest in excess of lawful amounts. If any excess occurs, the effective rate of interest shall automatically be reduced to the maximum rate allowed by applicable law (including the laws of the state of Colorado and the United States of America).

9.                   Severability. In the event any one or more of the provisions contained in this Note shall for any reason be held by any court or other authority of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

IN WITNESS WHEREOF, Maker has caused this Secured Promissory Note to be duly executed and dated, under seal, effective as of the day and year first above written.

GOLDEN DEVELOPING SOLUTIONS, INC.,
a Nevada corporation

By:
Name:
Title:

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SCHEDULE 1 TO PROMISSORY NOTE Tyler Bartholomew – 42.5% David Lindauer – 42.5% Bill Anders - 10% Brad Billman - 5%
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EXHIBIT C

TO

ASSET PURCHASE AGREEMENT

(ASSIGNMENT AND BILL OF SALE)

See attachment.

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ASSIGNMENT AND BILL OF SALE

THIS ASSIGNMENT AND BILL OF SALE (this “Assignment”) is entered into effective as of September 14, 2018, by Layer Six Media, Inc., a Delaware corporation, d/b/a Where’s Weed (“Seller”) for the benefit of Golden Developing Solutions, Inc., a Nevada corporation (“Purchaser”).

RECITALS

Seller and Purchaser entered into an Asset Purchase Agreement dated September 14, 2018 (the “Purchase Agreement”). The Purchase Agreement provides for the purchase by Purchaser from Seller of the “Assets” (as defined in the Purchase Agreement), which includes the assets set forth on Schedule 1 attached hereto.

AGREEMENT

Seller hereby warrants, covenants and agrees as follows:

1.                  Assignment. In accordance with the terms and conditions of the Purchase Agreement, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller does hereby sell, transfer, convey, assign and deliver unto Purchaser, its successors and assigns, all of the Assets, as such term is defined in the Purchase Agreement, including, without limitation, all of the assets set forth on Schedule 1 attached hereto, free and clear of any and all options, liens, security interests, encumbrances, mortgages, deeds of trust, liabilities, financing statements, pledges, charges, conditions, equitable claims, covenants, title defects, restrictions or claims of any kind, nature or description whatsoever (collectively, “Liens”), to have and to hold said Assets unto Purchaser, its successors and assigns, to and for its and/or their use forever.

2.                  Title. Seller has good and marketable title to the Assets hereby sold, transferred, conveyed, assigned and delivered to Purchaser, free and clear of all Liens, and Purchaser will receive hereby such good and marketable title thereto.

3.                  Warranty. Seller warrants and will defend the sale, transfer, conveyance, assignment and conveyance of the Assets hereunder against each and every person or persons claiming against any or all of the same.

4.                  Further Assurances. Seller will take all steps necessary to put Purchaser or its successors and assigns in actual possession and operating control of the Assets, to carry out the intent of the Purchase Agreement and this Assignment, or to more effectively sell, transfer, convey, assign and reduce to possession and record to title any of the Assets, including by executing and delivering, or causing to be executed and delivered, such further instruments or documents of transfer, assignment and conveyance, or by taking such other actions as may be requested by Purchaser.

5.                  Independent Covenants. This Assignment is subject in all respects to the terms and conditions of the Purchase Agreement. Nothing contained in this Assignment shall be deemed to diminish any of the obligations, agreements, covenants, representations, or warranties of Seller contained in the Purchase Agreement.

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6.                  Interpretation. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given such terms in the Purchase Agreement. The recitals above are incorporated by reference into this Assignment.

7.                  Governing Law; Amendment. This Assignment shall be governed in all respects by the laws of the state of Colorado (without regards to the conflict of law principles thereof). Seller submits to the jurisdiction of the courts in and for the state of Colorado. No change in or amendment to this Assignment shall be valid unless set forth in a writing signed by both Purchaser and Seller. THE PARTIES ACKNOWLEDGE THAT (A) COLORADO HAS PASSED AMENDMENTS TO THE COLORADO CONSTITUTION AND ENACTED CERTAIN LEGISLATION TO GOVERN THE CANNABIS INDUSTRY AND (B) THE POSSESSION, SALE, MANUFACTURE, AND CULTIVATION OF CANNABIS IS ILLEGAL UNDER FEDERAL LAW. THE PARTIES WAIVE ANY DEFENSES BASED UPON INVALIDITY OF CONTRACTS FOR PUBLIC POLICY REASONS AND/OR THE SUBSTANCE OF THE CONTRACT VIOLATING FEDERAL LAW.

8.                  Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which when affixed together shall constitute but one and the same instrument. Signatures exchanged by facsimile shall be deemed original signatures for all purposes.

[Signature Page Follows.]

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This Assignment and Bill of Sale is entered into effective as of the date first above written.

SELLER:

LAYER SIX MEDIA, INC.,
a Delaware corporation,
d/b/a Where’s Weed

By:
Name:
Title:

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SCHEDULE 1

TO

ASSIGNMENT AND BILL OF SALE

Websites:

WheresWeed.com and associated social media accounts
CannaClassifieds.com (job postings)
LocalMJEvents.com
GreenerGrows.com (in development growing accountability tracking)
CannaCandids.com (in development photo site)

Domain Names:

CANACANDID.COM

CANACANDIDS.COM

CANNACANDID.COM

CANNACANDIDS.COM

CANNACLASSIFIEDS.COM

CANNADID.COM

CANNADIDS.COM

DANKDAILYDEALS.COM

GREENERGROWS.COM

GREENERGROWSANLYTICS.COM

HASHOILPENS.COM

HASHOILPIPES.COM

LAMARIJUANADISPENSARIES.COM

LAMARIJUANADISPENSARY.COM

LAYER6MARKETING.COM

LAYER6MEDIA.COM

LAYERSIXMARKETING.COM

LAYERSIXMEDIA.COM

LAYERSIXOFFICE.COM

LOCALMJEVENTS.COM

LOCALMMJEVENTS.COM

MARIJUANADOCTORS.CO

MARIJUANAISBAD.COM

MARIJUANATESTINGKIT.COM

MARIJUANATESTINGKITS.COM

WD.GL

WEE.DO

WEED.AGENCY

WEED.BARGAINS

WEED.GD

WEREISWEED.COM

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WERESWEED.COM

WHEREISSOMEWEED.COM

WHEREISURWEED.COM

WHEREISWEED.COM

WHEREISYOURWEED.COM

WHERESMYWEED.COM

WHERESSOMEWEED.COM

WHERESURWEED.COM

WHERESWEED.BIZ

WHERESWEED.CO

WHERESWEED.COM

WHERES-WEED.COM

WHERESWEED.INFO

WHERESWEED.MOBI

WHERESWEED.NET

WHERESWEED.ORG

WHERESWEED.US

WHERESWEEDMEDIA.COM

WHERESYOURWEED.COM

WHERETHEWEEDAT.COM

WHERETHEWEEDIS.COM

WHEREWEED.COM

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EXHIBIT D

TO

ASSET PURCHASE AGREEMENT

(ASSIGNMENT AND ASSUMPTION AGREEMENT)

See attachment.

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ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption AGREEMENT (this “Assignment”) is entered into effective as of September 14, 2018, by Layer Six Media, Inc., a Delaware corporation, d/b/a Where’s Weed (“Seller”), and Golden Developing Solutions, Inc., a Nevada corporation (“Purchaser”).

RECITALS

Seller and Purchaser entered into an Asset Purchase Agreement dated September 14, 2018 (the “Purchase Agreement”). The Purchase Agreement provides for the purchase by Purchaser from Seller of the Assets (as defined in the Purchase Agreement) and the assignment to and the assumption by Purchaser of the Material Contracts (as defined in the Purchase Agreement and as set forth on Schedule 1 attached hereto). Unless otherwise defined herein, capitalized terms used herein shall have the meanings given such terms in the Purchase Agreement.

AGREEMENT

1.	Assignment and Assumption. Seller hereby assigns the Material Contracts to Purchaser, and Purchaser hereby assumes and agrees to perform or otherwise carry out all of Seller’s obligations with respect to the Material Contracts. Seller agrees to indemnify and hold harmless Purchaser from any liability accruing from such Material Contracts before the date of this Assignment and Purchaser agrees to indemnify and hold harmless Seller from any liability accruing from such Material Contracts following the date of this Assignment. Notwithstanding the foregoing, Purchaser shall not assume, or become liable to pay, perform or discharge any liability for any Material Contract (unless Purchaser affirmatively elects otherwise in writing): (i) where Seller is in default prior to the date of this Assignment; (ii) where the consent or approval of any person is required for Seller to assign or Purchaser to assume such Material Contract and such consent or approval is not obtained or waived in writing by Purchaser before the date of this Assignment; or (iii) where any notice to any person is required for Seller to assign or Purchaser to assume such Material Contract and such notice is not provided to such person or waived in writing by Purchaser before the date hereof.
2.	No Additional Liability. Nothing contained in this Assignment will be deemed to in any way to shift liability from Seller to Purchaser for any Asset or Assets, where the liability occurred prior to the transfer of the Assets to Purchaser and such liability has not been expressly assumed by Purchaser.
3.	Right to Assign. Seller represents and warrants that Seller may legally and validly assign the Material Contracts to Purchaser without penalty or default or otherwise without violating or breaching any of Seller’s rights or obligations with regards to the Material Contracts.
4.	Notices. Seller agrees that in the event that Seller receives any notices or demands in connection with the Material Contracts, including, without limitation, any notices of default or breach, it shall immediately deliver a copy of any such notices to Purchaser at the address set forth in the Purchase Agreement, or at such other address as Purchaser shall furnish to Seller from time to time in accordance with the terms of the Purchase Agreement.
5.	Further Assurances. Each party will take all steps reasonably necessary to carry out the intent of the Purchase Agreement and this Assignment in order to effectively assign the Material Contracts, including, but not limited to, by executing and delivering, or causing to be executed and delivered, such
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further instruments or documents of assignment, or by taking such other actions as may be reasonably requested by the other party.

6.	Independent Covenants. This Assignment is subject in all respects to the terms and conditions of the Purchase Agreement. Nothing contained in this Assignment shall be deemed to diminish any of the obligations, agreements, covenants, representations or warranties of the parties contained in the Purchase Agreement.
7.	Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which when affixed together shall constitute but one and the same instrument. Manual signatures exchanged electronically by facsimile or email shall be deemed original signatures for all purposes.
8.	Recitals. The recitals above are incorporated by reference into this Assignment.
9.	Amendment and Governing Law. This Assignment shall be governed in all respects by the laws of the state of Colorado (without regards to the conflict of law principles thereof). No change in or amendment to this Assignment shall be valid unless set forth in a writing signed by both parties to this Assignment. THE PARTIES ACKNOWLEDGE THAT (A) COLORADO HAS PASSED AMENDMENTS TO THE COLORADO CONSTITUTION AND ENACTED CERTAIN LEGISLATION TO GOVERN THE CANNABIS INDUSTRY AND (B) THE POSSESSION, SALE, MANUFACTURE, AND CULTIVATION OF CANNABIS IS ILLEGAL UNDER FEDERAL LAW. THE PARTIES WAIVE ANY DEFENSES BASED UPON INVALIDITY OF CONTRACTS FOR PUBLIC POLICY REASONS AND/OR THE SUBSTANCE OF THE CONTRACT VIOLATING FEDERAL LAW.

[Signature Page Follows.]

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This Assignment and Assumption Agreement is entered into effective as of the date first above written.

SELLER:	PURCHASER:

LAYER SIX MEDIA, INC.,	GOLDEN DEVELOPING SOLUTIONS, INC.
a Delaware corporation,	a Nevada corporation
d/b/a Where’s Weed

By:	By:
Name:	Name:
Title:	Title:

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SCHEDULE 1

TO

ASSIGNMENT AND ASSUMPTION AGREEMENT

(MATERIAL CONTRACTS)

  Salesforce- owe 1.5 years @ $4449.00 /quarter.
  ATT (7 x lines, some have 12-18 months left of contract, some are out of contract).